GOODWIN PROCTER & HOAR LLP

                               COUNSELLORS AT LAW
                                 EXCHANGE PLACE
                        BOSTON, MASSACHUSETTS 02109-2881

                                                TELEPHONE (617) 570-1000
                                                TELECOPIER (617) 523-1231

                                 July 28, 1999

USAA Investment Trust
USAA Building
9800 Fredericksburg Road
San Antonio, Texas  78288

Ladies and Gentlemen:

         We hereby consent to the reference in Post-Effective Amendment No. 27 (the "Amendment") to the Registration Statement (No. 2-91069) on Form N-1A of USAA Investment Trust (the "Registrant") to (i) our opinion with respect to the legality of the shares of the Registrant representing interests in USAA Growth Strategy Fund, which opinion was filed with Post-Effective Amendment No. 20 to the Registration Statement and (ii) our opinion with respect to the legality of the shares of the Registrant representing interests in USAA Cornerstone Strategy Fund, which opinion was filed with Post-Effective Amendment No. 21 to the Registration Statement.

         We also hereby consent to the reference to this firm in the Statement of Additional Information under the heading "General Information--Counsel," which forms a part of the Amendment, and to the filing of this consent as an exhibit to the Amendment.

                                            Very truly yours,

                                            /s/GOODWIN, PROCTER & HOAR  LLP
                                            -------------------------------
                                               GOODWIN, PROCTER & HOAR  LLP

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